EXHIBIT 23.2


                     CONSENT OF GORDON, HUGHES & BANKS, LLP
                 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in the Amendment No. 1 of the Registration Statement on Form S-3 of NATIONAL COAL CORP. (File Nos. 333-142403) and to the inclusion therein of our report dated February 17, 2006 on the consolidated balance sheet of NATIONAL COAL CORP. as of December 31, 2005, and the related consolidated statements of operations, cash flows and changes in stockholders' equity for the years ended December 31, 2005 and 2004.



                                            /s/ Gordon, Hughes & Banks, LLP
                                            ------------------------------------
                                                GORDON, HUGHES & BANKS, LLP

Greenwood Village, Colorado
June 1, 2007